Numerex Corp. Contact:
Rick Flynt
770 615-1387

Investor Relations Contact:
Seth Potter
646 277-1230
Exhibit 99.1

Press Release

For Immediate Release

Numerex Reports First Quarter 2015 Financial Results

ATLANTA, GA, May 11, 2015—Numerex Corp (NASDAQ:NMRX), a leading provider of on-demand and interactive machine-to-machine (M2M) enterprise solutions enabling the Internet of Things (IoT), today announced financial results for its first quarter ended March 31, 2015.

“Although we experienced a slower than expected start to the year, the momentum created last year that delivered a number of new customer wins, new product launches, and a broadening of our industrial IoT customer base is unimpeded,” stated Stratton Nicolaides, CEO and chairperson of Numerex. “Several customers have signed long-term, multi-year, managed services contracts, two of which were completed in the first quarter and are particularly noteworthy, valued at approximately $35 million. Both new agreements have significantly aligned our customers’ and the Company’s long-term interests while bolstering our market position in both the asset optimization and security markets. Additionally, we expect to execute additional large scale industrial IoT contracts of similar potential later this year. We are very excited with the strategic direction of the business and the value that these long-term customer relationships are expected to deliver. Demand for our services has never been stronger as evidenced by a robust opportunity funnel and customer order flow.”

Q1 Financial Information and Year-over-Year Comparisons to Q1 of 2014

•	Subscription and Support revenues were up 19% compared to Q1 of 2014
•	Net Revenues were up a modest 4.4% to $21.7 million as a result of a 25% year-over-year drop in hardware sales, expected to recover in Q2 and through the balance of the year
•
$2.3 million of adjusted EBITDA was generated during the quarter, unfavorably impacted by a revenue deferral of $350 thousand, as a result of a customer conversion to a multi-year long-term managed services contract

•	A GAAP loss of $620 thousand was primarily caused by $450 thousand in infrequent and unusual items and the impact of the aforementioned revenue deferral, most of which is margin.

Mr. Nicolaides continued, “Currently, Q2 is expected to generate between $25 million and $27 million in total revenue and adjusted EBITDA of between $3.5 million and $3.7 million. We expect a strong second half of the year in both revenues and EBITDA production, as a result of new product launches, organic growth in our security solutions business, and contribution from our industrial IoT initiatives. As a result, we reiterate our adjusted EBITDA growth guidance of between 30% and 40%, lower our forecasts for our Subscription and Support revenues to between 16% and 21% from our original range of 18% and 23%. Also, we have significantly lowered our Embedded Device and Hardware revenue growth guidance to between 10% and 15% from our original estimates of 18% to 23%, which could recover dramatically depending upon changes in customer manufacturing schedules and order flow. Overall, we are confident that the Company will deliver a strong performance through the balance of the year, and will meet our EBITDA targets and our revised revenue estimates for the full year.”

Financial Metrics
	Three Months Ended
	March 31,
Non-GAAP Measures*	2015	2014

Adjusted EBITDA ($ in millions)	$2.3	$2.8
Adjusted EBITDA as a percent of total revenue	10.5%	13.4%
Adjusted EBITDA per diluted share	$0.12	$0.14
______________
* Refer to the section of this press release entitled "Non-GAAP (Adjusted) Financial
Measures" for a discussion of these non-GAAP items and a reconciliation to the most comparable GAAP measure.

GAAP Measures

Subscription and support revenues ($ in millions)	$16.5	$13.9
Gross margin -- subscription and support revenues	59.4%	61.4%
(Loss) income from continuing operations, net of
income taxes ($ in millions)	$(0.6)	$1.1
Diluted EPS from continuing operations	$(0.03)	$0.06

Quarterly Conference Call
Numerex will discuss its quarterly results via teleconference today at 4:30 p.m. Eastern Time. Please dial (877) 303-9240 or, if outside the U.S. and Canada, (760) 666-3571 to access the conference call at least five minutes prior to 4:30 p.m. Eastern Time start time. A live webcast of the call will also be available at www.numerex.com under the Investor Relations section. The audio replay will be posted two hours after the end of the call on the Company’s website or by dialing (855) 859-2056 or (404)537-3406 if outside the US and Canada and entering the conference ID 40596882. The replay will be available for the next 10 days.

About Numerex
Numerex Corp. (NASDAQ:NMRX) is a leading provider of interactive and on-demand machine-to-machine (M2M) enterprise solutions enabling the Internet of Things (IoT). The Company’s solutions produce new revenue streams or create operating efficiencies for its customers. Numerex provides its technology and services through its integrated M2M horizontal platforms, which are generally sold on a subscription basis. The Company offers Numerex DNA® solutions including smart Devices, Network connectivity and services, and software Applications capable of addressing the needs of a wide spectrum of vertical markets and industrial customers.  The Company also provides pre-engineered, pre-configured solutions designed to accelerate deployment and business services to enable the development of efficient, reliable, and secure solutions. Numerex is ISO 27001 information security-certified, highlighting the Company's focus on M2M data security, service reliability and around-the-clock support of its customers' M2M solutions. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the risks and uncertainties related to our ability to successfully integrate the operations, products and employees of Omnilink; the effect of the merger on relationships with customers, vendors and lenders; our inability to capture greater recurring subscription revenues; our ability to efficiently utilize cloud computing to expand our services; the risks that a substantial portion of revenues derived from contracts may be terminated at any time; the risks that our strategic suppliers and/ or wireless network operators materially change or disrupt the flow of products or services; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new products and services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services; the risk that our strategic alliances, partnerships and/or wireless network operators will not yield substantial revenues; changes in financial and capital markets and the inability to raise growth capital on favorable terms, if at all; the inability to attain revenue and earnings growth; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; disruption in key supplier relationships and/or related services; and extent and timing of technological changes.

© 2015 Numerex Corp. All rights reserved. Numerex, the Numerex logo and all other marks contained herein are trademarks of Numerex Corp. and/or Numerex-affiliated companies. All other marks contained herein are the property of their respective owners.

-continued-

NUMEREX CORP. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Change
	March 31,	March 31,	Q1'15 v Q1'14
	2015	2014		$	%
Net revenues:
Subscription and support revenues	$16,529	$13,886	$2,643		19.0%
Embedded devices and hardware	5,149	6,887	(1,738)		-25.2%
Total net revenues	21,678	20,773	905		4.4%
Cost of sales, exclusive of a portion of
depreciation and amortization shown below:
Subscription and support revenues	6,719	5,359	1,360		25.4%
Embedded devices and hardware	4,853	5,574	(721)		-12.9%
Gross profit	10,106	9,840	266		2.7%
Gross margin	46.6%	47.4%
Operating expenses:
Sales and marketing	3,064	2,954	110		3.7%
General and administrative	3,929	3,598	331		9.2%
Engineering and development	2,293	1,278	1,015		79.4%
Depreciation and amortization	1,654	1,348	306		22.7%
Operating (loss) income	(834)	662	(1,496)		226.0%
Interest expense	210	54	156		288.9%
Other income, net	(38)	(1,133)	1,095		-96.6%
(Loss) income from continuing
operations before income taxes	(1,006)	1,741	(2,747)		157.8%
Income tax (benefit) expense	(386)	595	(981)		-164.9%
(Loss) income from continuing
operations, net of income taxes	(620)	1,146	(1,766)		-154.1%
Loss from discontinued
operations, net of income taxes	-	(56)	56		100.0%
Net (loss) income	$(620)	$1,090	$(1,710)		-156.9%

Basic (loss) earnings per share:
(Loss) income from continuing operations	$(0.03)	$0.06
Loss from discontinued operations	0.00	(0.00)
Net (loss) income	$(0.03)	$0.06

Diluted (loss) earnings per share:
(Loss) income from continuing operations	$(0.03)	$0.06
Loss from discontinued operations	0.00	(0.00)
Net (loss) income	$(0.03)	$0.06

Weighted average shares outstanding
used in computing (loss) earnings per share:
Basic	18,993	18,853
Diluted	18,993	19,350

NUMEREX CORP. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	March 31,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$14,705	$17,270
Accounts receivable, less allowance for doubtful accounts of $1,786 and $1,106	13,231	12,287
Financing receivables, current	1,666	1,595
Inventory, net of reserve for obsolescence of $1,531 and $1,397	8,091	8,410
Prepaid expenses and other current assets	2,436	2,329
Deferred tax assets, current	3,161	3,161
TOTAL CURRENT ASSETS	43,290	45,052
Financing receivables, less current portion	2,924	2,984
Property and equipment, net of accumulated depreciation
and amortization of $4,385 and $3,815	4,861	4,889
Software, net of accumulated amortization of $7,134 and $6,409	6,024	6,106
Other intangible assets, net of accumulated amortization of $15,654 and $15,139	19,124	19,163
Goodwill	44,548	44,548
Deferred tax assets, less current portion	5,967	5,616
Other assets	2,714	2,585
TOTAL ASSETS	$129,452	$130,943

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$11,589	$12,257
Accrued expenses and other current liabilities	2,686	2,471
Deferred revenues	1,889	2,258
Current portion of long-term debt	4,067	4,251
Obligations under capital lease	57	148
TOTAL CURRENT LIABILITIES	$20,288	$21,385
Long-term debt, less current portion	18,412	19,350
Other liabilities	1,751	1,346
TOTAL LIABILITIES	40,451	42,081

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Preferred stock, no par value; authorized 3,000; none issued	-	-
Class A common stock, no par value; 30,000 authorized;
20,285 and 20,284 issued; 18,993 and 18,992 outstanding	-	-
Class B common stock, no par value; authorized 5,000; none issued	-	-
Additional paid-in capital	99,840	99,056
Treasury stock, at cost, 1,292 shares	(5,352)	(5,352)
Accumulated other comprehensive loss	(73)	(48)
Accumulated deficit	(5,414)	(4,794)
TOTAL SHAREHOLDERS' EQUITY	89,001	88,862
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$129,452	$130,943

NUMEREX CORP AND SUBSIDIARIES
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

Earnings before interest, taxes, depreciation and amortization expenses (EBITDA) and Adjusted EBITDA, which are presented below, are non-GAAP measures and do not purport to be alternatives to operating income as a measure of operating performance. Management believes that these measures are useful to investors and other users of our financial information in evaluating operating profitability on a more variable cost basis as they exclude the depreciation and amortization expense related primarily to capital expenditures and acquisitions that occurred in prior years, as well as in evaluating operating performance in relation to our competitors. EBITDA is calculated by adding back interest, taxes, depreciation and amortization expense and other income and (expense), net to net income.

Adjusted EBITDA is calculated by excluding the effect of non-operational items from the calculation of EBITDA. Management believes that this measure provides additional relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. See “Other Items” for additional details regarding these non-operational items.

It is management’s intent to provide non-GAAP financial information to enhance the understanding of Numerex’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

We believe that excluding depreciation and amortization of property, equipment and intangible assets to calculate EBITDA and Adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on our estimates of remaining useful lives.

We believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Equity-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP income from continuing operations by providing income from continuing operations, excluding the effect of equity-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons.

Adjusted EBITDA also excludes infrequent or unusual items, including costs and fees related to an internal ERP systems integration upgrade, a network systems evaluation and acquisition related costs. We believe that these costs are unusual costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a component of ongoing operations.

EBITDA and Adjusted EBITDA are not measures of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to – not a substitute for – results of operations presented on the basis of GAAP. EBITDA and Adjusted EBITDA do not purport to represent cash flow provided by operating activities as defined by GAAP. Furthermore, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly-titled measures reported by other companies.

We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share are useful to and used by investors and other users of the financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across periods.

We believe that:

•
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•
Investors commonly adjust EBITDA information to eliminate the effect of stock-based compensation and other unusual or infrequently occurring items which vary widely from company-to-company and impair comparability.

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share:

•	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis
•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and
•	in communications with the board of directors, analysts and investors concerning our financial performance.

Although we believe, for the foregoing reasons, that the presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, the non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. The non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

NUMEREX CORP. AND SUBSIDIARIES
RECONCILIATION OF (LOSS) INCOME FROM CONTINUING OPERATIONS, NET OF
INCOME TAXES, TO EBITDA AND ADJUSTED EBITDA, INCLUDING PER SHARE AMOUNTS

The following table reconciles the specific items excluded from GAAP in the calculation of EBITDA and Adjusted EBITDA for the periods indicated below (in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2015	2014
EBITDA and Adjusted EBITDA (non-GAAP)
(Loss) income from continuing operations, net of income taxes (GAAP)	$(620)	$1,146
Depreciation and amortization expense	1,881	1,419
Interest expense and other non-operating expense (income), net	172	(1,079)
Income tax (benefit) expense	(386)	595
EBITDA (non-GAAP)	1,047	2,081
Equity-based compensation expense	784	555
Infrequent or unusual items	453	139
Adjusted EBITDA (non-GAAP)	$2,284	$2,775

(Loss) income from continuing operations, net of income
tax (benefit) expense, per diluted share	$(0.03)	$0.06
EBITDA per diluted share (non-GAAP)	0.06	0.11
Adjusted EBITDA per diluted share (non-GAAP)	0.12	0.14

Weighted average shares outstanding used in
computing diluted per share amounts	18,993	19,350

As noted above infrequent or unusual items include costs and fees related to an internal ERP systems integration upgrade, a network systems evaluation, and acquisition related costs.
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